CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS






TO:      Hesperia Holding, Inc.


     As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated February 20, 2004 dual dated March 9, 2004 included in Hesperia Holding, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003, and to all references to our Firm included in this Registration Statement.



                  /s/ Russell Bedford Stefanou Mirchandani LLP
                  ----------------------------------------------
                      Russell Bedford Stefanou & Mirchandani LLP




McLean, Virginia
September 17, 2004